Exhibit 99.1

NEWS

For Release       Immediate

Contacts          (News Media) Tony Zehnder, EVP Corporate Communications
                  312.396.7086
                  (Investors) Lowell Short, SVP, Investor Relations
                  317.817.6238


            Conseco Resale Registration Statement Declared Effective

Carmel, Ind., March 17, 2006: Conseco, Inc. (NYSE: CNO) announced today that the Registration Statement on Form S-3 (File No. 333-129555) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended, of up to $330,000,000 aggregate principal amount of the company's 3.50% Convertible Debentures due September 30, 2035 (the "Debentures") and 2,065,470 shares of common stock, par value $0.01 per share, of the company initially issuable upon conversion of the Debentures has been declared effective by the Securities and Exchange Commission.

The Debentures were originally issued on August 15, 2005 in a private placement.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

You may obtain copies of the prospectus relating to these securities from:

                  Investor Relations
                  Conseco, Inc.
                  11825 N. Pennsylvania Street
                  Carmel, IN 46302
                  (317) 817-2893

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

                                   - # # # # -